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                                                                     EXHIBIT 5.1



                               September 19, 2002


The Detroit Edison Company
2000 2nd Avenue
Detroit, MI 48226

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-3 (the "Registration Statement") filed by The Detroit Edison Company, a Michigan corporation (the "Company"), and Detroit Edison Trust I, a Delaware statutory trust ("Detroit Edison Trust I"), and Detroit Edison Trust II, a Delaware statutory trust ("Detroit Edison Trust II", and together with the Detroit Edison Trust I, the "Detroit Edison Trusts"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), of up to $750,000,000 aggregate initial public offering price of (a) debt securities (the "Debt Securities") of the Company, which may be convertible or exchangeable into other securities, (b) trust preferred securities (the "Preferred Securities") issued by a Detroit Edison Trust, and
(c) the guarantees (the "Guarantees") of the Company with respect to the Preferred Securities (the $750,000,000 aggregate initial offering price of securities being in addition to $50,000,000 aggregate initial offering price of securities previously registered on registration statement no. 333-63366).

The Debt Securities will be issued under an (i) Indenture, dated as of June 30, 1993, as amended, supplemented or modified from time to time, between the Company and Bank One Trust Company, National Association, as successor trustee (the "Indenture"), or (ii) a Mortgage and Deed of Trust dated October 1, 1924, as amended, between the Company and Trust Company of New York, as successor trustee (the "Mortgage").

I, as Vice President and General Counsel of the Company, in conjunction with an attorney or attorneys under my general supervision, have examined such certificates, instruments and documents (collectively, "Documents") and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have assumed without independent verification, that (i) all signatures are genuine, (ii) all Documents submitted to me as originals are authentic, and (iii) all Documents submitted to me as copies conform to the originals of such Documents. My review has been limited to examing the Documents and applicable law.

I note that the laws of the State of Delaware govern the issuance of the Preferred Securities. Richards, Layton & Finger, P.A. will opine upon any matters relating to Delaware law.
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The Detroit Edison Company
September 19, 2002
Page 2

Based on the foregoing examination and review, it is my opinion that:

     1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Michigan.

     2. The issuance of Debt Securities has been duly authorized by all requisite action (corporate or otherwise) by the Company, and when the applicable supplemental indenture, supplementing the Indenture and/or Mortgage pursuant to which the Debt Securities are to be issued, shall have been duly executed, authenticated and delivered against payment therefore, the Debt Securities will be validly issued and legally binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in equity or at law).

     3. The issuance of the Guarantees has been duly authorized by all requisite action (corporate or otherwise) of the Company, and when the Guarantees shall have been duly executed and delivered by the parties thereto, the Guarantees will be valid and legally binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in equity or at law).

I am qualified to practice law in the State of Michigan, and in rendering this opinion, my examination of matters of law has been limited to, and I express no opinion as to the application of the blue sky laws or laws of any jurisdictions other than, the laws of the State of Michigan and the Federal laws of the United States. Richards, Layton & Finger, P.A. may rely on this opinion as to matters of Michigan law in rendering their opinion of even date herewith.

I note that the laws of the State of New York govern the Indenture. For purposes of paragraph 2 above, I have assumed that the laws of the State of New York and the laws of the State of Michigan are the same.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus, forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.


                                            Very truly yours,

                                            /s/ Thomas A. Hughes

                                            Thomas A. Hughes



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